Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Dril-Quip, Inc.

Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-118876, 333-68976, and 333-47453) of Dril-Quip, Inc. of our report dated February 26, 2014, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BDO USA, LLP

Houston, Texas

February 27, 2015